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                                                                   Exhibit 10.22

                              EMPLOYMENT AGREEMENT

Entered and signed in Tel-Aviv on September 21st 1997

BETWEEN:   Omrix Biopharmaceuticals Ltd.
           Building 14, Kiriat Weizman
           Rehovot, Israel,
           (hereinafter "the company");

AND        Nissim Mashiach
           2 Havazelet Hasharon St.
           Modein 71700 Israel

WHEREAS The company wishes to employ the Employee in the capacity of Operation Manager of its Plasma Fractionation institute; and

WHEREAS The Employee wishes to be employed by the Company in the above capacity; and wish to make himself available for this employment not later then December 21 1997.

WHEREAS The parties wish to determine the terms and scope of The Employee's employment by the company;

NOW THEREFORE IT IS AGREED AS FOLLOWS:

1. PREAMBLES AND HEADINGS

     1.1 The preamble to this Agreement and the declarations of both parties constitute an integral part of this Agreement and shall be binding upon the parties as the Agreement itself.

     1.2 The headings of the sections in this Agreement are for convenience only and shall not be used for the purpose of interpretation of this Agreement.

2. DEFINITIONS

     The terms and expressions listed below shall have the meanings indicated next to each one of them.

     INDEX: The Consumers Price Index including fruits and vegetables, published by the Central Bureau of Statistics and/or similar index if ever published by any other official body or Institution, which will replace the current Consumers Price Index whether such Index is based on similar or different data. In the event that a new index will be published and the official body or institution will not determine the relation (ratio) between the current Consumers Price Index and the substitution index, this ratio will be determined by the Company after consulting an expert.

     THE BASIC INDEX: The known index on September 15th 1997 which is the index published on this date in respect of the month of August 1997.

     The NEW INDEX: The last index that will be published before each payment of a monthly salary is made.

3. THE EMPLOYEE'S EMPLOYMENT BY THE COMPANY

     3.1 It is agreed by both parties that The Employee will be employed in the capacity of Operation Manager of the Plasma Fractionation institute operated by the company in Tel Hashomer (hereinafter "The Position") and The Employee hereby undertakes to work exclusively for The company in the Position on terms specified herein.

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     3.2  The Employee hereby declares that to the best of his knowledge there is no hinderance, whether by law, by Agreement, or in any other way, to his employment by The company in the Position and on terms stated herein.

4. THE TERM OF EMPLOYMENT

     This agreement shall continue in full force until the retirement of The Employee at the retirement age as provided by law, unless:

     (a)  The Employee resigns by giving ninety days written notice;

     (b) The Employee is dismissed by The company by ninety days written notice.

     (c) The Employee is incapacitated and cannot discharge his duties in a regular way for a period of more than one hundred and eighty (180) days.

     (D) The Employee is dismissed by The company forthwith under circumstances described in Section 15 below.

5. SEVERANCE PAY

It is hereby agreed that the payment of Severance Pay will be affected either by a direct payment to the Employee or by transfer and/or release of the appropriate amount which has been deposited by the Company in any Fund or Account including "Managers Insurance Policy", as mentioned in sub-section
10/6 below.

Should the amount accrued in the Managers Insurance Policy be less than the amount due to the Employee as Severance Pay prescribed under law, i.e. one monthly salary per year of employment, the Company will supplement the Employee the amount required in order to ensure that the employee receives his Severance pay in full.

6. PERSONAL AGREEMENT

     6.1 This Agreement is personal and specific and defines the entire scope of the relationship between the Employee and the Company and determines exclusively the terms under which the Employee is employed.

          It is therefore specifically agreed that any and all general and/or specific Collective Labor Agreements, including any appendices to these agreements, and including any other agreements which are entered into from time to time, between Employers and the General Federation of workers, and any other agreements between the company and any of its employees, will not be binding and have no effect on the relationship between the Employee and the Company.

     6.2 Furthermore it is expressly agreed that the terms of The Employee's employment as stated herein will not be affected or altered by the terms of employment of any other employee of the Company and that the terms of the Employee's employment by The company shall be determined exclusively by the law and/or the provisions of this Agreement and/or according to any changes, if any, of the law, and/or by mutual agreement of the parties.

7. The Employee shall report to the Chairman of the Board of Directors of the company or his designee.

8. THE EMPLOYEE'S DUTIES

     8.1 The Employee undertakes to fulfill his position diligently, devotedly, and honestly, and to use all his abilities, knowledge, experience and expertise for the benefits of the Company and to do his utmost to further the Company business interests and to devote all the time reasonably required for this purpose.

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     8.2  Throughout the Employee's employment by the Company the Employee will not be entitled to engage, directly or indirectly, in any other work or occupation unless otherwise specifically agreed between the parties.

     8.3 The Employee undertakes to inform the Company without delay of any business in which he has a personal interest and which may cause a conflict of interest with his Position.

9. PERSONAL TRUST AND GLOBAL PAYMENT

     Whereas the Position of Operation Manager is a Position which requires a special amount of personal trust, as stipulated in section 30(a)(5)(6) of the Hours of Work and Rest Law, 1951, it is agreed that this law will not apply to the Employee's employment by the Company and the Employee shall not be entitled to demand or accept payment for overtime and that the salary specified in Section 10 below, will also include compensation and global payment for and all hours which the Employee will spend while discharging his duties for the Company.

10. SALARY AND TERMS OF EMPLOYMENT

     During the period of the Employee's employment by the Company, the Company will pay the Employee in return for his work and for the execution of all his undertakings stipulated herein, a salary and other payments as follows:

     10.1 Salary

          10.1.1 A gross monthly salary, in the amount of NIS 24000 - which will be paid each month on the first day of the calendar month for the previous months work (hereinafter "the Basic Salary")

          10.1.2 The Basic Salary will be linked to the Index in the manner specified in sub-section 10.1.3 below.

          10.1.3 Each monthly salary will be updated according to the rate of the increase of the Basic index. It will be calculated each month in relation to the Index of the previous month (hereinafter "Linkage Increments")

          10.1.4 The Linkage Increments will be paid to the Employee instead of the Cost of Living Supplement which will be paid, from time to time, to the employees in Israel. However, should a competent Court rule that the Employee is entitled to the Cost of Living Supplement as paid to most employees in Israel, any amount which the Employee received as Linkage Increments will be deducted from any such amount the employee may be entitled to, in accordance with the Court's Decision, as Cost of Living Supplement.

          10.1.5 The Basic Salary as stated in sub-section 10.1.1 above, is before taxes (gross) and include payment in full for overtime. The Employee shall not be entitled to any other payment or compensation of any kind other than the Basic Salary, social benefits and fringe benefits thunless explicitly specified in this Agreement.

     10.2 Personal Car

          10.2.1 The Company shall place at the Employee's disposal, for his own exclusive use, a company car, in order to enable the execution of the Employee's duties herein. The above car remain at the Employee's disposal during vacations.

          10.2.2 The Company shall cover all the expenses pertaining to the maintenance of the car.

          10.2.3 The Company shall pay the Tax applicable in respect of the use of Company's car.

          10.2.4 The Employee will not be entitled to a refund for expenses due to Traffic Tickets.

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     10.3 Vacation

          10.3.1 The Employee shall be entitled to 22 (twenty two) working days of paid vacation each year.

          10.3.2 The vacation days cannot be accumulated or redeemed beyond fifty (50) working days.

     10.4 Sick Leave

          10.4.1 The Employee shall be entitled to up to thirty (30) days fully paid-up Sick Leave a year.

          10.4.2 The Employee shall not be entitled to accumulate Sick Leave days beyond a period of twelve (12) months and shall not be entitled to redeem same.

          10.4.3 Notwithstanding the above the Employee shall not be entitled to receive a salary during Sick Leave in the event he shall receive payments from an insurance Company as stated in sub-section 10.7 below. However, should the amount received by the Employee from the Insurance Company be lower than the sum he is entitled to in accordance with this Agreement, the Company shall compensate him for the difference.

     10.5 Recreation Payment

          The Employee shall be entitled to Recreation Payment for ten (ten) days each year and in an amount that is customary from time to time.

     10.6 Managers Insurance Policy

          10.6.1 During Employee's employment, the Company shall allocate the following sums for the purpose of maintaining a Managers Insurance Policy for the Employee:

               (1) A monthly amount equal to 8.33% of the monthly salary for Severance Pay.

               (2) A monthly amount equal to 5% of the monthly salary for pension fund.

               (3) A monthly amount equal to 2.5% of the monthly salary for disability and/or loss of work ability fund.

          10.6.2 Upon termination of the Employee's employment by the Company at any time and for any reason the Employee, or his legal heirs, shall be entitled to receive ownership of the said Managers Insurance Policy.

          10.6.3 For the avoidance of any doubt, it is hereby agreed that the Employee shall be entitled to receive to his possession and ownership all the amounts accrued in the Managers Insurance Policy in the event of the termination of the Employee's employment due to his resignation.

     10.7 Taxes

          10.7.1 Unless otherwise specifically indicated in this Agreement, the Company shall not pay any tax or other obligatory payments including Income Tax, Social Security or Health Tax which the Employee is obliged to pay by law or in accordance with the instructions of this Agreement.

          10.7.2 The Company shall deduct from any payment or fringe benefits to which the Employee shall be entitled in accordance with this Agreement, taxes and other obligatory payments as required by law,

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               and shall transfer to the proper authorities any and all such taxes, deductions and allocations.

     10.8 Continued Educational Fund (CED)

          The Company shall pay in respect of the Employee, each month, 7.5% of the upper level of his gross salary for which CED is tax free, into a Continued Educational Fund approved as such by the Tax Authorities. The Employee shall pay each month to the above fund, an amount equivalent to 2.5% of his gross salary.

     The Company will have no objection that, subject to the regulations of the Continued Educational Fund, the Employee or his legal heirs shall be entitled to receive all amounts accrued in the Fund upon the termination of the Employee's employment by the Company for whatever reason, or in the event of the Employee's demise.

     10.8 Bonus

     A bonus program will be established once a year, Such bonus plan will be established in a way that will grant the employee with the possibility to win from zero to four salaries each year.

     10.9 Telephone

     The company will cover the cost of the privet home telephone line of the employee up to the amount of NIS 300 per month.

11. HAND OVER TO SUCCESSOR

     Upon termination of the Employee's employment by the Company for whatever reason, the Employee shall hand over, in an orderly manner, to his successor or to any other person of the Company's choice, all the information and documentation in his possession related to the Company, in no matter what form or format, including written, printed, and electronic. Without derogating from the above the Employee shall immediately hand over to the Company any and all documents, information and any other material in his possession including documentation which was prepared by him during the course of his employment. Employee will certify to the company that he no longer retains any information or documentation concerning the Company following the termination.

12. INTELLECTUAL PROPERTY RIGHTS

     12.1 The Employee shall notify the Company in writing of any copyright, patent, invention, improvement of process or design in his possession developed and/or obtained by him during the course of or in connection with employment by the Company and shall hand over any such rights and documents exclusively to the Company regardless of whether or not the Patent Law applies to the above.

     12.2 Any title and/or right to any invention, development, copyright, patent, improvement of process or design developed by the Employee shall belong exclusively to the Company and the Employee hereby waives any right therein.

          The employee shall be registered as the Inventor in any application for patent registration in respect of any development invented by the Employee. The above shall not grant the Employee any rights in any such patent/patent application.

     12.3 The Employee shall sign if requested by the Company to do so, any document required in order to file, in the name of the Company, an application for patent, copyright, trademark, registered design etc., in respect of any invention, patent, improvement of process, design, text, etc. developed by the Employee.

13. CONFIDENTIALITY

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     13.1 Unless absolutely necessary for the purpose of discharging his duties or unless specifically instructed by the Board of Directors of any of the Company to do so, the Employee shall not divulge and/or disclose and/or transfer to any person or body nor use for his own benefit any confidential information, scientific, commercial or other, pertaining to the Companies, their business, interests, clients, activities, plans, relations and commercial connections and/or any information pertaining to Mr. Robert Taub and/or any of his business and/or that of any of the companies controlled by Robert Taub.

          The above undertakings shall not be limited in time and they shall be in full force during the employment of the Employee by the Company and thereafter.

     13.2 The Employee shall take whatever steps necessary for the purpose of preserving the confidentiality of the matters as above mentioned.

14. NON COMPETITION

     14.1 During his employment by the Company and for a period of three (3) years thereafter, the Employee shall not engage, neither directly or indirectly, in any business that competes, directly or indirectly, with the Company and/or will not place himself in a position holding an interest in a competing business as above mentioned.

          The above restrictions shall apply to the Employee and/or to persons acting on his behalf, either alone or with others and/or with and/or through any other body.

     14.2 The Employee shall take whatever steps he shall deem necessary in order to protect and maintain intact the company's business and interests.

15. DISMISSAL DUE TO UNBECOMING BEHAVIOR

     Notwithstanding the provisions of this Agreement the Company shall be entitled to dismiss the Employee and to terminate his employment forthwith in the event of any of the deeds or misdeeds listed below:

     (a) The Employee acts contrary to the instructions of the Chairman of the Board of Directors of any of the Companies or exceeds the limit of his authority as described herein and/or as further defined and described in any written Resolutions of the Board of Directors of the Company or in written instructions executed by the Chairman of the Board of Directors of any of the Companies.

     (b) In the event the Employee behaves in a manner which deviates from the very high standards of integrity expected from an Operation Manager.

     (c) The Employee is charged and convicted with a criminal offense other that traffic violation.

     (d) The Employee divulge any secrets of any of the Companies or that of Robert Taub or any of the companies controlled by him or makes unauthorized use of any such confidential information for his own benefits.

     (e) The Employee engages in any activity competing with the Companies and/or with Robert Taub and/or with that of any companies controlled by Robert Taub.

     (f) The Employee engages in any business or other activities without obtaining the prior written consent of the Company.

     (g) The Employee reports falsely about his activities and/or about the business of the Companies.

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     (h)  The Employee executes on behalf of any of the Companies, without the signature of a second signatory and/or without the prior authorization of the Chairman of the Board of the Companies any price quotation, agreement, offer or document creating a liability upon the Company or binding it in any way or firm.

16. WAIVER SHALL NOT CONSTITUTE A PRECEDENT

     The failure of any party to enforce at any time any provision of this Agreement, or to enforce any rights, or to make any elections hereunder, shall not be deemed a waiver of such provisions or elections.

17. AMENDMENTS

     This Agreement may be amended only by a written document executed by all parties hereto and any amendment purportedly made in any other way shall not be binding on the parties hereto.

18. NOTICES

     The addresses of the parties are as indicated in the preamble to this Agreement and any notice sent by one of the parties to the other party by registered mail to the above addresses shall be deemed to have been received by the addressee three (3) business days after being posted, postage prepaid and in the event of hand delivery- at the time of such delivery.

19. LAW AND JURISDICTIONS

     This Agreement shall be governed by and construed in accordance with the Laws of the State of Israel, and the competent Courts in Tel-Aviv/Jaffa will have sole jurisdiction in any dispute arising hereunder.

IN WITNESS WHEREOF the above parties have executed this Agreement on the date first above-mentioned.


/s/ Authorized Officer                  /s/ Nissim Mashiach
-------------------------------------   ----------------------------------------
THE COMPANY                             THE EMPLOYEE

DATE 21/9/97                            DATE 21/9/97